Exhibit 32(a)

Section 1350 Certification

We, Lewis Hay, III and Armando Pimentel, Jr., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Annual Report on Form 10-K of FPL Group, Inc. (FPL Group) for the annual period ended December 31, 2009 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPL Group.

Dated: February 25, 2010
LEWIS HAY, III
Lewis Hay, III Chairman and Chief Executive Officer of FPL Group, Inc.

ARMANDO PIMENTEL, JR.
Armando Pimentel, Jr. Executive Vice President, Finance and Chief Financial Officer of FPL Group, Inc.

A signed original of this written statement required by Section 906 has been provided to FPL Group and will be retained by FPL Group and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of FPL Group under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).